JOINT VENTURE AGREEMENT


     THIS JOINT VENTURE AGREEMENT is made this 8th day of September, 1994, by and between CHANEN DEVELOPMENT COMPANY, INC., an Arizona corporation ("Chanen") and ILE SEDONA INCORPORATED, an Arizona corporation ("ILES").

                                    RECITALS

     A. ILX Incorporated, an Arizona corporation ("ILX"), the parent of ILES, is the optionee under that certain Option Agreement dated July 25, 1994 (the "Option") by and between ILX and Imperial Properties, an Arizona general partnership ("Seller"). A true and correct copy of the Option is attached hereto as Exhibit "A" and incorporated herein by reference. ILX is entitled, on certain terms and conditions, to buy that certain real property located in Coconino County, Arizona more particularly described on Exhibit "B" attached hereto and incorporated herein by reference (the "Property").

     B. The parties desire to hold the rights as optionee under the Option in a joint venture entity between them, and to further provide for the rights and obligations of the parties with respect to the Option and the acquisition and development of the Property.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree with one another as follows:

     1. Formation of Joint Venture. The parties hereby form a joint venture for acquiring the Property, and the development of the Property as a hotel/timeshare of approximately 150 units in the approximate size of 150,000 square feet of building area, along with a retail component consisting of approximately 30,000
- 60,000 square feet of building area. The Venture shall be owned 50% by Chanen and 50% by ILES. The hotel/timeshare and retail project anticipated to be developed on the Property is hereinafter referred to collectively as the "Project". The name of the joint venture formed hereunder shall be The "Y" Venture. (the "Venture").

     2. Assignment of Option. ILX agrees to assign to the Venture, in the form of Assignment attached hereto as Exhibit "C" and incorporated herein by reference, all of its rights as optionee under the Option, such assignment to be executed and delivered simultaneously with the Agreement.

     3. Obligations of the Joint Venturers.

          a. Bank Account. The parties shall establish a joint venture bank account at a commercial institution acceptable to both parties, with each party to contribute thereto upon execution of this Agreement $15,000. Withdrawals in excess of $1,000 from the joint venture bank account shall not be made without the signature of a representative of each of the venturers. Monies shall be withdrawn from the joint venture bank account for the following purposes: payment of monies due to Seller pursuant to the Option, reimbursement of the venturers for third-party costs as described in paragraph 5 hereof, and other payments as may be approved by both venturers. Each of the venturers shall contribute equally to replenish the joint venture bank account from time to time to maintain sufficient monies in such account as the venturers may deem appropriate.

          b. Due Diligence. Pursuant to the Option, the optionee is granted the right to extend the term of the Option through July 1, 1995, and during the term of the Option optionee may investigate the Property and the feasibility of the Project. This investigation of the Property and feasibility of the Project is hereinafter referred to as the "Due Diligence" regarding the Property. In connection with such Due Diligence, the venturers agree to perform the Due Diligence and related matters with an equal amount of the work to be performed by each of the venturers. Without limitation, the parties acknowledge that initial items of work to be performed include the following and shall be generally performed as follows:

               (i) ILES shall, directly or through its affiliates, (a) prepare pro forma models for development and marketing of the hotel/timeshare component and for the development and marketing of retail spaces in connection with the Project, (b) explore and attempt to secure for the Venture financing options for the Project, (c) prepare financial models with respect to the hotel/timeshare portion of the Project, and (d) otherwise participate in the Due Diligence process as the venturers deem necessary or appropriate;

               (ii) Chanen shall, directly or through its affiliates, (a) establish projections for development costs for both the hotel/timeshare and retail aspects of the Project, including estimates and budgets for such development costs, (b) prepare proforma models for the hotel portion of the Project, including, but not limited to, development and construction budgets,
(c) explore and attempt to secure for the Venture financing options for the Project, and (d) otherwise participate in the Due Diligence process as the Venturers deem necessary.

     4. Right of Termination and Forfeiture. At any time prior to closing of the Venture's acquisition of the Property, either venturer may withdraw from the Venture and thereby eliminate any further obligation with respect to the Property, the Project or to the other joint venturer. In the event of such withdrawal, the withdrawing joint venturer shall forfeit any contributions previously made by it, and the remaining venturer may, but is not obligated to, proceed without the withdrawing joint venturer to conclude the Due Diligence investigation and acquire the Property and develop the Project. In the event that the parties are unsuccessful in obtaining financing for the acquisition of the Property, either venturer may elect to contribute in cash its share of the monies necessary to close the acquisition of the Property. However, if either venturer is unable or unwilling to contribute in cash its share of the amounts necessary to close the acquisition of the Property, the party unable to provide financing or cash to close the acquisition of the Property shall be deemed to have withdrawn from the Venture and forfeited all monies previously contributed to the Venture.

     5. Reimbursement of Costs Incurred by Venturers. It is understood that neither party shall be reimbursed by the Venture for any "in-house" expenses incurred by such party, but that the amount of such "in-house" expenses shall be recorded and records kept thereof for possible future reimbursement by the Venture. Any third-party costs incurred by either venturer in connection with the Option or investigation or acquisition of the Property and approved by the other venturer, such approval not to be unreasonably withheld, shall be reimbursed by the Venture to such venturer from the joint venture bank account described in paragraph 3a. above.

     6. Formation of New Entity. The parties agree that in the event the Venture elects to purchase the Property pursuant to the Option, the parties shall enter into a mutually acceptable agreement for the formation of a new entity to be held in equal shares by the parties hereto, such entity to be formed at the time of and for the purpose of acquisition and development of the Property.

     7. Construction Contract. The parties acknowledge and agree that in the event the Venture (or its successor entity pursuant to paragraph 6 hereof) acquires the Property, construction of the Project shall be performed by an affiliate of Chanen to be designated by Chanen, who shall be the sole general contractor/construction manager for the Project. In such event, an agreement for construction of the Project shall be executed by and between the Chanen affiliate and the Venture (or its successor entity pursuant to paragraph 6 hereof) in the form of AIA Document A111, Standard Form of Agreement Between Owner and Contractor (Cost of Work with a Guaranteed Maximum Price), together with AIA Document A201, General Conditions for the Contract for Construction, under which documents the Chanen affiliate shall receive a fee of five percent (5%) of the Cost Of The Work. Such documents are attached hereto as Exhibit "D" and incorporated herein by reference. This contract shall include a provision wherein the Venture has the right to approve all the subcontractor bids, which bids shall be obtained on a competitive basis. This provision shall be inapplicable in the event Chanen has withdrawn from the Venture as set forth above.

     8. Hotel and Timeshare Management. The parties acknowledge and agree that in the event the Venture (or its successor entity pursuant to paragraph 6 hereof) acquires the Property, the management of the hotel/timeshare component of the Project shall be performed by ILES or an affiliate of ILES to be designated by ILES, which shall be the sole hotel/timeshare manager of the Project. The Venture shall pay to such manager a monthly management fee that is agreed upon by the venturers. Subsequent to the Venture's acquisition of the Property and the commencement of timeshare marketing at the Project, if Chanen has not withdrawn from the Venture as set forth above, ILES and its parent, ILX Incorporated, agree not to market timeshares in Sedona, Arizona other than at Los Abrigados Resort and any property additions proximate or adjacent to Los Abrigados Resort, without the prior written consent of Chanen. This paragraph 8 shall be inapplicable in the event ILES or Chanen has withdrawn from the Venture as set forth above.

     9. Miscellaneous. Headings in this Agreement are for convenience only and shall not define or limit the provisions hereof. This Agreement shall be construed according to its ordinary meaning and shall not be strictly construed for or against any party hereto. This Agreement shall be construed in accordance with the laws of the State of Arizona. All of the terms, covenants and conditions herein contained shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. Any modification or a waiver of any term, this Agreement, including a modification or waiver of this term, must be in writing signed by the party or parties against which enforcement of the modification or waiver is sought. The parties hereto agree to execute such additional documents and to perform such additional acts as may be reasonably necessary to carry out the purpose and intent of this Agreement. If any party shall bring suit to enforce the terms and provisions hereof, the prevailing party shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred in connection with the exercise by the prevailing party of its rights and remedies hereunder. For purposes of this paragraph, the term "prevailing party" shall mean, in the case of the claimant, one who is successful in obtaining substantially all the relief sought, and in the case of the defendant or respondent, one who is successful in denying substantially all of the relief sought by the claimant. Any award of attorneys' fees shall be set by the court and not by a jury. Should any term, provision, covenant or condition of this Agreement be void, invalid or inoperative, the same shall not affect any other term, provision, covenant or condition of the Agreement but the remainder thereof shall be given effect as though such void, invalid or inoperative term, provision, covenant or condition had not been contained herein. This Agreement may be executed in counterpart and each such counterpart, when taken together with all other counterparts, shall be deemed one and same original document.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                            CHANEN DEVELOPMENT COMPANY, INC.,

                                            an Arizona corporation

                                            By:  Stephen Chanen
                                               ---------------------------
                                            Its:   President
                                               ---------------------------



As to Paragraphs 2 and 8 above:             ILE SEDONA INCORPORATED,
ILX INCORPORATED,                           an Arizona corporation
an Arizona corporation

By: Joseph P. Martori, Chairman             By:  Joseph P. Martori, Chairman
   ---------------------------------            -----------------------------
    Joseph P. Martori, Chairman                  Joseph P. Martori, Chairman